SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2014

HOPFED BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-23667	61-1322555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Lafayette Road, Hopkinsville, Kentucky 42240

(Address of Principal Executive Offices)

(270) 885-1171

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On December 30, 2014, the Registrant announced that its wholly owned subsidiary, Heritage Bank USA, Inc. (“Bank”), prepaid approximately $35.9 million in Federal Home Loan Bank (“FHLB”) borrowings. The prepayment of FHLB borrowings will reduce the Registrant’s future interest expense by approximately $1.5 million in 2015, $1.4 million in 2016, $730,000 in 2017 and $70,000 in 2018. The Registrant anticipates an approximately 0.15% increase in its net interest margin as a result of the transaction.

In making the prepayment the Bank incurred a penalty of approximately $2.5 million. The Bank’s actions to prepay FHLB advances are expected to reduce full year 2014 earnings by approximately $1.7 million.

Item 7.01 of this Current Report on Form 8-K contains forward-looking statements which are subject to various risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Registrant’s operating results, performance or financial condition are competition and the demand for the Registrant’s products and services, and other factors are set forth in filings with the Securities and Exchange Commission. The Registrant undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Registrant’s expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOPFED BANCORP, INC.

Dated: December 30, 2014	By:	/s/ John E. Peck
John E. Peck
President and Chief Executive Officer